                                                                 Exhibit No. 4.1
================================================================================

                            THE ALLSTATE CORPORATION

                                       TO

                 STATE STREET BANK AND TRUST COMPANY, as Trustee




                 -----------------------------------------------
                         FIFTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

                             Dated as of May 1, 2000
                 -----------------------------------------------




                          7 7/8% Senior Notes Due 2005



================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE IRelation to Indenture; Definitions.......................................................................1
         Section 1.1..............................................................................................1
         Section 1.2..............................................................................................2

ARTICLE IIThe Series of Securities................................................................................2
         Section 2.1.      TITLE OF THE SECURITIES................................................................2
         Section 2.2.      LIMITATION ON AGGREGATE PRINCIPAL AMOUNT...............................................2
         Section 2.3.      PRINCIPAL PAYMENT DATE.................................................................2
         Section 2.4.      INTEREST AND INTEREST RATES............................................................2
         Section 2.5.      PLACE OF PAYMENT.......................................................................3
         Section 2.6.      REDEMPTION.............................................................................3
         Section 2.7.      DENOMINATION...........................................................................5
         Section 2.8.      CURRENCY...............................................................................5
         Section 2.9.      FORM OF SECURITIES.....................................................................5
         Section 2.10.     SECURITIES REGISTRAR AND PAYING AGENT..................................................5
         Section 2.11.     SINKING FUND OBLIGATIONS...............................................................5
         Section 2.12.     DEFEASANCE AND COVENANT DEFEASANCE ....................................................5
         Section 2.13.     IMMEDIATELY AVAILABLE FUNDS ...........................................................5

ARTICLE IIIExpenses...............................................................................................6
         Section 3.1.      PAYMENT OF EXPENSES....................................................................6
         Section 3.2.      PAYMENT UPON RESIGNATION OR REMOVAL....................................................6

ARTICLE IVMiscellaneous Provisions................................................................................6
         Section 4.1.      TRUSTEE NOT RESPONSIBLE FOR RECITALS...................................................6
         Section 4.2.      ADOPTION, RATIFICATION AND CONFIRMATION................................................6
         Section 4.3.      COUNTERPARTS...........................................................................6
         Section 4.4.      GOVERNING LAW..........................................................................6


                            THE ALLSTATE CORPORATION

                         FIFTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

                                  $900,000,000

                          7 7/8% Senior Notes Due 2005


                  FIFTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2000, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee").

                                    RECITALS

                  The Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

                  Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

                  NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

                                    ARTICLE I

                       Relation to Indenture; Definitions

                  Section 1.1. RELATION TO INDENTURE. This Fifth Supplemental Indenture constitutes an integral part of the Indenture.

                  Section 1.2. DEFINITIONS. For all purposes of this Fifth Supplemental Indenture:

                  (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

                  (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fifth Supplemental Indenture; and

                  (c) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Fourth Supplemental Indenture.

                                       -1-

                                   ARTICLE II

                            The Series of Securities

                  Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the "7 7/8% Senior Notes Due 2005" (the "Securities").

                  Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Securities shall initially be limited to $900,000,000. The Company may, without the consent of the holders of the Securities, issue additional Securities having the same interest rate, maturity date and other terms as described in the related prospectus supplement and prospectus. Any additional Securities, together with the Securities offered by the related prospectus supplement, will constitute a single series of Securities under the Indenture. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

                  Section 2.3. PRINCIPAL PAYMENT DATE. The principal amount of the Securities Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on May 1, 2005, which date shall be the Stated Maturity of the Securities Outstanding.

                  Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Security shall be 7 7/8% per annum, accruing from May 1, 2000, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year commencing November 1, 2000 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York and Boston, Massachusetts are not required by law to close. The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the April 15 or October 15 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for in respect of any Security shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

                  Section 2.6.      REDEMPTION.

                                       2
                                 Page 29 of 40
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                  (a) The Company may redeem the Securities, in whole or in
part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such securities to be redeemed or (ii) an amount, as determined by an Independent Investment Banker, equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

                  (b) For the purposes of this Section 2.6,

         "Adjusted Treasury Rate" means, with respect to any redemption date:

                  - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

                  - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

         "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

         "Reference Treasury Dealer" means:

                  - each of Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer; and

                                       3

                  -        any two other Primary Treasury Dealer selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third business day preceding such redemption date.

         We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed. If less than all of the securities are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part.

         Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the securities or portions thereof called for redemption.

                  Section 2.7. DENOMINATION. The Securities of this series shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.

                  Section 2.8. CURRENCY. Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

                  Section 2.9. FORM OF SECURITIES. The Securities shall be substantially in the form attached as EXHIBIT A hereto.

                  Section 2.10. SECURITIES REGISTRAR AND PAYING AGENT. The Trustee shall serve initially as Securities Registrar and Paying Agent.

                  Section 2.11. SINKING FUND OBLIGATIONS. The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                  Section 2.12 DEFEASANCE AND COVENANT DEFEASANCE. The Company has elected to have both Section 1302 (relating to defeasance) and Section 1303 (relating to covenant defeasance) applied to the Securities.

                  Section 2.13 IMMEDIATELY AVAILABLE FUNDS. All payments of principal and interest shall be made in immediately available funds.

                                   ARTICLE III

                                    Expenses

                  Section 3.1. PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Securities, the Company, in its capacity as borrower with respect to the Securities, shall pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement, dated April 26, 2000, and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

                                       4

                  Section 3.2. PAYMENT UPON RESIGNATION OR REMOVAL. Upon termination of this Fifth Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

                  Section 4.2. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                  Section 4.3. COUNTERPARTS. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 4.4. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                       5

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                                   THE ALLSTATE CORPORATION


                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

ATTEST:


By:
   -----------------------
Name:
Title:


                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Trustee



                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                       6

                                                                       EXHIBIT A
                           (FORM OF FACE OF SECURITY)

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.                                              $
                                                              ------------------
                                                             CUSIP No. 020002AL5

                            THE ALLSTATE CORPORATION

                          7 7/8% Senior Notes Due 2005


                  THE ALLSTATE CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of____________ ($_________ ) on May 1, 2005. The Company further promises to pay interest on said principal sum outstanding from May 1, 2000, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on May 1 and November 1 of each year commencing November 1, 2000 at the rate of 7 7/8% per annum, until the principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which the banks in the City of New York and Boston, Massachusetts are not required by law to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on April 15 or October 15 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                                       A-1

                  The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by Cede & Co. All payments of principal and interest hereunder shall be made in immediately available funds.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

                                       A-2

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                           THE ALLSTATE CORPORATION



                                           By:
                                              ------------------------------
                                           Name:
                                           Title:



Attest:



By:
   ---------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By:
   ----------------------------------------
                  Authorized Signatory

                                       A-3

                          (FORM OF REVERSE OF SECURITY)

                  This Security is one of a duly authorized issue of securities of the Company, designated as its 7 7/8% Senior Notes (herein referred to as the "Securities"), issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the Fifth Supplemental Indenture, dated as of May 1, 2000, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  The Company may redeem the Securities, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such securities to be redeemed or (ii) an amount, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest thereon on the securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis ( assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

                  "Adjusted Treasury Rate" means, with respect to any redemption date:

                  - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

                  - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in

                                       A-4
pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

                  "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

                  "Reference Treasury Dealer" means:

                  - each of Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer; and

                  -        any two other Primary Treasury Dealer selected by us.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third business day preceding such redemption date.

                  We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed. If less than all of the securities are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part.

                  Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the securities or portions thereof called for redemption.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the

                                       A-5
registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                                       A-6

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISION THEREOF.

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                                 Page 40 of 40